Exhibit 21.1
Subsidiaries of Adient plc*

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Adient Global Holding Ltd	United States
Adient Mexico SRL	Mexico
Avanzar Interior Tech Ltd	United States
Beijing JC Automotive Components Co. Ltd.	China	51.0%
Bridgewater LLC	United States
Changchun FAWAY - Johnson Controls Automotive Systems Co., Ltd.	China	50.0%
Chongqing Yanfeng Johnson Controls Automotive Components Co., Ltd.	China	25.0%
Ensamble de Interiores Automotrices, S. de R.L.	Mexico
Guangzhou GACC-Johnson Controls Automotive Interior Systems Co. Ltd	China	25.0%
Hoover Universal, Inc.	United States
JC Siemianowice Spolka Z Organiczona Odpowiedzialnoscia Sp. z.o.o.	Poland
Johnson Controls & Summit Interiors Ltd.	Thailand	57.0%
Johnson Controls (Mezolak) Kft	Hungary
Johnson Controls AE Hungary Kft.	Hungary
Johnson Controls Automotive (Thailand) Company, Limited	Thailand
Johnson Controls Automotive Canada LP	Canada
Johnson Controls Automotive Components Ltd. & Co. KG	Germany
Johnson Controls Automotive Interiors China Co., Ltd.	China	30.0%
Johnson Controls Automotive Interiors GmbH	Germany
Johnson Controls Automotive Japan GK	Japan
Johnson Controls Automotive Seating (M) Sdn Bhd	Malaysia	67.0%
Johnson Controls Automotive Solingen-Merscheid GmbH	Germany
Johnson Controls Automotive Systems KK	Japan
Johnson Controls Automotriz Mexico SrL de CV	Mexico
Johnson Controls GmbH	Germany
Johnson Controls Interiors, LLC	United States
Johnson Controls Properties UK, Ltd.	United Kingdom
Johnson Controls Roth SAS	France
Johnson Controls Schwalbach GmbH	Germany
Johnson Controls Services GmbH	Germany
Keiper LLC	United States
Recaro Japan Co. Ltd	Japan
Recaro North America Inc	United States
Shanghai Johnson Controls Yanfeng Seating Mechanism Co., Ltd.	China	50.0%
Shanghai Yanfeng Johnson Controls Seating Co. Ltd.	China	50.0%
Technotrim, Inc.	United States	51.0%

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Adient plc are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.